EXHIBIT 99.1
Fastenal Announces CEO Transition
WINONA, Minn., December 22, 2025 (BUSINESS WIRE) – Fastenal Company (Nasdaq: FAST) (the 'Company' or 'Fastenal') announced today that Daniel L. Florness communicated to the Board of Directors on December 19, 2025 his decision to step out of his role as Chief Executive Officer (CEO) of Fastenal on July 16, 2026. On December 19, 2025, Fastenal's Board appointed Jeffery M. Watts, Fastenal's current President and Chief Sales Officer, to succeed Mr. Florness as Fastenal's CEO effective as of July 16, 2026.
"The Board of Directors would like to recognize Dan for his impressive 30 years of service to Fastenal and commend him on the shareholder value he has helped create while CEO over the past 10 years," said Scott Satterlee, Fastenal's Board Chair. Mr. Satterlee stated further, "This transition represents the next step in an orderly succession plan that began in August 2024, when Jeff Watts stepped into the role of President of Fastenal. Since then, Jeff has demonstrated an outstanding ability to align our sales teams around the common goal of delivering industry-leading value and service to Fastenal's customers. There is the complete confidence of Dan and the entire Board for Jeff to be Fastenal's next CEO to further lead with the cultural values Robert Kierlin and the Founders established decades ago. We are very excited about this next chapter in Fastenal's history."
Mr. Florness, who joined Fastenal in 1996 and became CEO in 2016, expects to continue to serve Fastenal as a Strategic Advisor to the new Chief Executive Officer until early 2028. This role is designed to ensure a smooth transition of duties and an effective transfer of knowledge. Mr. Florness intends to resign from Fastenal's Board of Directors on the same day he steps out of the CEO role. The Board intends to appoint Mr. Watts as a director to fill the vacancy on the Board left by Mr. Florness.
"Fastenal is blessed with great people, and the opportunity to be a member of this team for 30 years has been an honor," said Mr. Florness. "Jeff has a great ability to spot and develop talent, a great ability to align people and resources in the pursuit of a common goal, and 30 years of knowledge serving our customers. I look forward to seeing him lead Fastenal into the future."
Long regarded as a leading provider of industrial supplies to a wide variety of manufacturing and related industries, Fastenal has discovered continued success over the last ten years gaining market share with a focus on customer centered supply chain solutions and inventory management technology, becoming one of the premier global partners for customers in search of a strong and resilient supply chain.
"Since joining Fastenal in 1996, I've seen tremendous positive growth and change in our business," said Mr. Watts. "I'm excited for what we can achieve in the future, and I'm grateful for Dan's leadership and mentorship. I'm honored and humbled to be the next CEO of this great organization and a part of the Blue Team."
About Fastenal
With approximately 1,600 branch locations spanning 25 countries, Fastenal's 24,000 employees supply a broad range of fasteners, safety products, metal cutting products, and other industrial supplies to customers engaged in manufacturing, construction, warehouse and storage, data centers, wholesale, and federal, state, and local government. By investing in local experts and inventory, customer-facing technology, wide-ranging services, and best-in-class sourcing and logistics, we offer a unique combination of capabilities to help our customers reduce cost, risk, and scalability constraints in their global supply chains. This "high-touch, high-tech" approach is reflected in our tagline, Where Industry Meets Innovation™.
Additional information regarding Fastenal is available on our website at www.fastenal.com.
Forward-Looking Statements
Certain statements contained in this document do not relate strictly to historical or current facts. As such, they are considered 'forward-looking statements' that provide current expectations or forecasts of future events. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statement that is not a historical fact is a forward-looking statement. You should understand that forward-looking statements involve a variety of risks and uncertainties, known and unknown (including risks disclosed in our most recent annual and quarterly reports), and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Factors that could cause our actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those detailed in our most recent annual and quarterly reports. Each forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any such statement to reflect events or circumstances arising after such date.
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